UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2019

Cosmos Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite 4236, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 865-0026

N/A

(Former name or former address, if changed since last report.)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

See Item 2.03 below which is incorporated by reference herein.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION   OR AN OBLIGATION UNDER AN OFF-BALANCESHEET ARRANGEMENT OF A REGISTRANT.

On May 15, 2019, Cosmos Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with an institutional investor (the “Buyer”). Upon the closing of this financing (the “Financing”), the Company will issue for a purchase price of $1,500,000 in principal amount a Senior Convertible Note (the “Note”) to the Buyer. The Buyer was the same fund which purchased an aggregate of approximately $4,475,000 principal amount of convertible notes in September 2018 and November 2017, all of which have been repaid.

The Note provides that the Company will repay the principal amount of Note on the ten (10) month anniversary date of the date of issue. Interest at the rate of nineteen (19%) percent per annum shall be payable on the first day of each calendar month.

The Note is convertible at any time by the Holder into 250,000 shares of common stock, par value $.001 per share (the “Common Stock”) at the rate of $6.00 per share, subject to adjustment (the “Conversion Price”). Upon an Event of Default (regardless of whether such event has been cured), the Buyer may convert at an alternative conversion price equal to the lower of the then applicable Conversion Price or seventy-five (75%) percent of the then Volume-Weighted Average Price (as defined, the “VWAP”).

The Note is senior in right of payment to all other existing and future indebtedness of the Company except Permitted Senior Indebtedness (as defined in the Note), including $12 million of senior secured indebtedness of the Company and its subsidiaries under an existing senior loan agreement, plus defined amounts of purchase money indebtedness in connection with bona fide acquisitions.

The Note includes customary Events of Default and provides that the Buyer may require the Company to redeem (regardless of whether the Event of Default has been cured) all or a portion of the Note at a redemption premium of one hundred twenty-five (125%) percent, multiplied by the greater of the conversion rate and the then current market price. The Buyer may also require redemption of the Note upon a Change of Control (as defined) at a premium of one hundred twenty-five (125%) percent. The Company has the right to redeem the Note at any time, in whole or in part, in cash at a price equal to 120% of the then outstanding conversion amount.

Conversion of the Note is subject to a blocker provision which prevents any holder from converting the Note into shares of Common Stock if its beneficial ownership of the Common Stock would exceed 9.99% of the Company’s issued and outstanding Common Stock (a “Blocker”).

The foregoing descriptions of the Securities Purchase Agreement and the Note do not purport to be complete and are qualified in their entirety by the terms and conditions of the Securities Purchase Agreement and the Note, forms of which are attached as Exhibits 4.1 and 4.2 hereto, which are incorporated herein by reference.

Roth Capital Partners, LLC (“Roth”), as the Company’s exclusive placement agent, will receive a cash commission for this transaction equal to six (6%) percent of the total gross proceeds of the offering.

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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information described above in Item 2.03 “Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” is incorporated by reference herein.

On May 15, 2019, the Company entered into a Securities Purchase Agreement to sell $1,500,000 principal amount of a Senior Convertible Note (the “Note”) for a purchase price of $1,500,000. The Note will be sold to an institutional investor which had previously purchased senior convertible notes, all of which have been repaid. The Note is convertible at any time, subject to a Blocker, into 250,000 shares at $6.00 per share.

Roth Capital Partners, LLC, as the Company’s exclusive placement agent, will receive cash commissions of $90,000 equal to six (6%) percent of the total gross proceeds of $1,500,000.

Exemption from registration under the Securities Act of 1933, as amended, (the “Act”) is claimed under Section 4(a)(2) of the Act and Registration D promulgated thereunder, based on the representations and warranties as set forth in the Securities Purchase Agreement dated May 15, 2019, a copy of which is filed as Exhibit 4.1 to this Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.
4.1	Form of Securities Purchase Agreement by and among Cosmos Holdings Inc. and the Buyer.

4.2	Form of Senior Convertible Note.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HOLDINGS INC.

Date: May 15, 2019	By:	/s/ Grigorios Siokas
Grigorios Siokas
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Securities Purchase Agreement

4.2	Form of Senior Convertible Note

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